RICH PHARMACEUTICALS, INC.

2013 STOCK OPTION/STOCK ISSUANCE PLAN

Article One
GENERAL PROVISIONS

I.                    PURPOSE OF THE PLAN

This 2013 Stock Option/Stock Issuance Plan is intended to promote the interests of Rich Pharmaceuticals, Inc., a Nevada corporation (the “Corporation”), by providing eligible persons with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in the service of the Corporation. Capitalized terms herein shall have the meanings assigned to such terms in the attached Appendix.

The 2013 Stock Option/Stock Issuance Plan was adopted by the board of directors of the Corporation on September 6, 2013, and by the stockholders of the Corporation on ___________.

II.                  STRUCTURE OF THE PLAN

A.      The Plan shall be divided into two (2) separate equity programs:

                                                                                                                   (i)            the Option Grant Program under which eligible persons may, at the discretion of the Plan Administrator, be granted stock options to purchase shares of Common Stock, and

                                                                                                                 (ii)            the Stock Issuance Program under which eligible persons may, at the discretion of the Plan Administrator, be issued shares of Common Stock directly, either through the immediate purchase of such shares or as a bonus for Services rendered to the Corporation (or any Parent or Subsidiary).

B.      The provisions of Article One and Article Four shall apply to both equity programs under the Plan and shall accordingly govern the interests of all persons under the Plan.

C.      The Plan in aggregate, including both the Option Grant Program and Stock Issuance Program will have a maximum number of shares issued not to exceed 144,000 shares(subject to adjustment as provided in Article One/Section V(C));.

III.               ADMINISTRATION OF THE PLAN

A.      The Plan shall be administered by the Board. However, any or all administrative functions otherwise exercisable by the Board may be delegated to the Committee. Members of the Committee shall serve for such periods of time as the Board may determine and shall be subject to removal by the Board at any time. The Board may also at any time terminate the functions of the Committee and reassume all powers and authority previously delegated to the Committee.

B.      The Plan Administrator shall have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the Plan and to make such determinations under, and issue such interpretations of, the Plan and any outstanding stock options or stock issuances thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator shall be final and binding on all parties who have an interest in the Plan or any stock option or stock issuance thereunder.

C.      The Plan Administrator shall have full authority to determine, (i) with respect to the stock option grants under the Option Grant Program, which eligible persons are to receive stock option grants, the time or times when such stock option grants are to be made, the number of shares to be covered by each such grant, the status of the granted stock option as either an Incentive Option or a Non-Statutory Option, the time or times at which each stock option is to become exercisable, the vesting schedule (if any) applicable to the stock option shares and the maximum term for which the stock option is to remain outstanding, and (ii) with respect to stock issuances under the Stock Issuance Program, which eligible persons are to receive stock issuances, the time or times when such issuances are to be made, the number of shares to be issued to each Participant, the vesting schedule (if any) applicable to the issued shares and the consideration to be paid by the Participant for such shares. The Plan Administrator shall also have fully authority and discretion to:

1.       correct any defect, supply any omission, or reconcile or clarify any inconsistency in the Plan or any Stock Option Award Agreement or Stock Issuance Agreement;

2.       accelerate the vesting, or extend the post-termination exercise term, or waive restrictions, of stock option or stock awards at any time and under such terms and conditions as it deems appropriate;

3.       interpret the Plan and any Stock Option Award Agreement or Stock Issuance Agreement;

4.       make all other decisions relating to the operation of the Plan; and

5.       grant stock option or stock awards to Employees, non-employee members of the Board or the board of directors of any Parent or Subsidiary or consultants who are foreign nationals on such terms and conditions different from those specified in the Plan, which may be necessary or desirable to foster and promote achievement of the purposes of the Plan, and adopt such modifications, procedures, and/or subplans (with any such subplans attached as appendices to the Plan) and the like as may be necessary or desirable to comply with provisions of the laws or regulations of other countries or jurisdictions to ensure the viability of the benefits from stock option or stock awards granted to Optionees or Participants employed in such countries or jurisdictions, or to meet the requirements that permit the Plan to operate in a qualified or tax efficient manner, and/or comply with applicable foreign laws or regulations.

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IV.                ELIGIBILITY

A.      The persons eligible to participate in the Plan are as follows:

                                                                                                                   (i)            Employees,

                                                                                                                 (ii)            non-employee members of the Board or the non-employee members of the board of directors of any Parent or Subsidiary, and

                                                                                                                (iii)            consultants and other independent advisors who provide services to the Corporation (or any Parent or Subsidiary).

V.                  STOCK SUBJECT TO THE PLAN

A.      The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock. The maximum number of shares of Common Stock which may be issued under this Plan is: 144,000 shares of Common Stock (the "Share Limit")(subject to adjustment as provided in Article One/Section V(C)); and

B.      Shares of Common Stock subject to outstanding stock options shall be available for subsequent issuance under the Plan to the extent (i) the stock options expire or terminate for any reason prior to exercise in full or (ii) the stock options are cancelled in accordance with the cancellation/re-grant provisions of Article Two. Unvested shares issued under the Plan and subsequently repurchased by the Corporation, at the stock option exercise price paid per share, pursuant to the Corporation’s repurchase rights under the Plan shall be added back to the number of shares of Common Stock reserved for issuance under the Plan and shall accordingly be available for reissuance through one or more subsequent stock option grants or direct stock issuances under the Plan.

C.      Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, appropriate adjustments shall be made to (i) the Share Limit, (ii) the number and/or class of outstanding securities issuable under the Plan, (iii) the number and/or class of securities available for awards, (iv) the number and/or class of securities covered by each outstanding award and (v) the number and/or class of securities and the exercise price per share in effect under each outstanding stock option in order to prevent the dilution or enlargement of benefits thereunder. For example, at such time as the Company completes its planned 416.7 to one forward stock split, (i) the Share Limit under the 2013 Plan shall be increased to 60,004,800; (ii) the number of shares and options and the exercise prices of all options granted prior to the effective date of the forward stock split shall be adjusted, such (a) the total number of options or shares previously issued to each optionee shall be increased by 416.7 options for each 1 option or share issued and (b) the exercise price shall be decreased such that a $8.00 exercise price of each option issued would be adjusted to $.0191984 [$8.00/416.7]. The adjustments determined by the Plan Administrator shall be final, binding and conclusive. In no event shall any such adjustments be made in connection with the conversion of one or more outstanding shares of the Corporation’s preferred stock into shares of Common Stock. Any adjustment of shares of Common Stock pursuant to this Article One, Section V(C) shall be rounded down to the nearest whole number of shares of Common Stock. Under no circumstances shall the Corporation be required to authorize or issue fractional shares. To the extent permitted by applicable law, no consideration shall be provided as a result of any fractional shares not being issued or authorized.

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VI.                INDEMNIFICATION

To the maximum extent permitted by applicable law, each member of the Plan Administrator, or of the Board, or any persons (including without limitation Employees and officers) who are delegated by the Board or Plan Administrator to perform administrative functions in connection with the Plan, shall be indemnified and held harmless by the Corporation against and from (i) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any award agreement, and (ii) from any and all amounts paid by him or her in settlement thereof, with the Corporation’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Corporation an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Corporation’s articles of incorporation or bylaws, by contract, as a matter of law, or otherwise, or under any power that the Corporation may have to indemnify them or hold them harmless.

VII.             BENEFICIARIES

An Optionee or Participant may designate one or more beneficiaries with respect to an award by timely filing the prescribed form with the Corporation. A beneficiary designation may be changed by filing the prescribed form with the Corporation at any time before the Participant’s or Optionee's death. If no beneficiary was designated or if no designated beneficiary survives the Participant or Optionee, then after a Participant’s or Optionee's death any vested award(s) shall be transferred or distributed to the Participant’s or Optionee's estate.

VIII.           CALIFORNIA PARTICIPANTS

Awards to California Participants shall also be subject to the following terms regarding the time period to exercise vested stock options after termination of Service. These additional terms shall apply until such time that the shares of Common Stock are publicly traded and/or the Corporation is subject to the reporting requirements of the 1934 Act: In the event of termination of an Optionee's Service, (i) if such termination was for reasons other than death or Disability or cause, the Optionee shall have at least 30 days after the date of such termination to exercise any of his/her vested outstanding stock options (but in no event later than the expiration of the term of such stock options established by the Plan Administrator as of the award date) or (ii) if such termination was due to death or Disability, the Optionee shall have at least six months after the date of such termination to exercise any of his/her vested outstanding stock options (but in no event later than the expiration of the term of such stock options established by the Plan Administrator as of the award date).

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IX.               CODE SECTION 409A

Notwithstanding anything in the Plan to the contrary, the Plan and awards granted hereunder are intended to comply with the requirements of Code Section 409A and shall be interpreted in a manner consistent with such intention. In the event that any provision of the Plan or an award agreement is determined by the Plan Administrator to not comply with the applicable requirements of Code Section 409A or the Treasury Regulations or other guidance issued thereunder, the Plan Administrator shall have the authority to take such actions and to make such changes to the Plan or an award agreement as the Plan Administrator deems necessary to comply with such requirements. Each payment to a Participant or Optionee made pursuant to this Plan shall be considered a separate payment and not one of a series of payments for purposes of Code Section 409A. Notwithstanding the foregoing or anything elsewhere in the Plan or an award agreement to the contrary, if upon a Participant’s or Optionee's Separation From Service he/she is then a “specified employee” (as defined in Code Section 409A), then solely to the extent necessary to comply with Code Section 409A and avoid the imposition of taxes under Code Section 409A, the Corporation shall defer payment of “nonqualified deferred compensation” subject to Code Section 409A payable as a result of and within six (6) months following such Separation From Service under this Plan until the earlier of (i) the first business day of the seventh month following the Participant’s or Optionee's Separation From Service, or (ii) ten (10) days after the Corporation receives written confirmation of the Participant’s or Optionee's death. Any such delayed payments shall be made without interest. In no event whatsoever shall the Corporation be liable for any additional tax, interest or penalties that may be imposed on a Participant or Optionee by Code Section 409A or any damages for failing to comply with Code Section 409A.

X.                  GENERAL

A.      Electronic Communications. Subject to compliance with applicable law and/or regulations, an award agreement or other documentation or notices relating to the Plan and/or awards may be communicated to Participants and Optionees by electronic media.

B.      Unfunded Plan. Insofar as it provides for awards, the Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants or Optionees who are granted awards under this Plan, any such accounts will be used merely as a bookkeeping convenience. The Corporation shall not be required to segregate any assets which may at any time be represented by awards, nor shall this Plan be construed as providing for such segregation, nor shall the Corporation or the Plan Administrator be deemed to be a trustee of stock or cash to be awarded under the Plan.

C.      Liability of Corporation Plan. The Corporation (or members of the Board or Plan Administrator) shall not be liable to a Participant or Optionee or other persons as to: (i) the non-issuance or sale of shares of Common Stock as to which the Corporation has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Corporation's counsel to be necessary to the lawful issuance and sale of any shares of Common Stock hereunder; and (ii) any unexpected or adverse tax consequence or any tax consequence expected, but not realized, by any Participant or Optionee or other person due to the grant, receipt, exercise or settlement of any award granted under this Plan.

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D.      Reformation. In the event any provision of this Plan shall be held illegal or invalid for any reason, such provisions will be reformed by the Board if possible and to the extent needed in order to be held legal and valid. If it is not possible to reform the illegal or invalid provisions then the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

E.       Successor Provision. Any reference to a statute, rule or regulation, or to a section of a statute, rule or regulation, is a reference to that statute, rule, regulation, or section as amended from time to time, both before and after the date the Plan was adopted and including any successor provisions.

F.       Governing Law. This Plan, and (unless otherwise provided in the Stock Option Award Agreement or Stock Issuance Agreement) all awards, shall be construed in accordance with and governed by the laws of the State of California, but without regard to its conflict of law provisions. The Plan Administrator may provide that any dispute as to any award shall be presented and determined in such forum as the Plan Administrator may specify, including through binding arbitration. Unless otherwise provided in the Stock Option Award Agreement or Stock Issuance Agreement, recipients of an award under the Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of California to resolve any and all issues that may arise out of or relate to the Plan or any related Stock Option Award Agreement or Stock Issuance Agreement.

Article Two
OPTION GRANT PROGRAM

I.                    STOCK OPTION TERMS

Each stock option shall be evidenced by a Stock Option Award Agreement between the Optionee and the Corporation in a form approved by the Plan Administrator; provided, however, that each such agreement shall comply with the terms specified below. Each document evidencing an Incentive Option shall, in addition, be subject to the provisions of the Plan applicable to such stock options. The provisions of the various Stock Option Award Agreements entered into under the Plan need not be identical. The Stock Option Award Agreement shall also specify whether the stock option is an Incentive Option and if not specified then the stock option shall be a Non-Statutory Option. Additionally the Stock Option Award Agreement shall specify the number of shares of Common Stock that are subject to the stock option, set forth the stock option's exercise price (pursuant to the terms specified below), specify the date when all or any installment of the stock option is to become vested and/or exercisable and specify the term of the stock option.

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A.      Exercise Price.

1.       The exercise price per share shall be fixed by the Plan Administrator in accordance with the following provisions:

                                                                                                                                           (i)            The exercise price per share shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the stock option grant date.

                                                                                                                                         (ii)            If the person to whom an Incentive Option is granted is a 10% Shareholder, then the exercise price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the Incentive Option grant date.

2.       Unless the terms of the Award and/or the Stock Option Award Agreement provide for cashless exercise, the exercise price shall become immediately due upon exercise of the stock option and shall, subject to the documents evidencing the stock option, be payable in cash or check made payable to the Corporation or by a promissory note as described in Section I of Article Four. Should the Common Stock be registered under Section 12(g) of the 1934 Act at the time the stock option is exercised, then the exercise price may also be paid as follows:

                                                                                                                                           (i)            in shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation’s earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date, or

                                                                                                                                         (ii)            to the extent the stock option is exercised for vested shares, through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable written instructions to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

B.      Exercise and Term of Stock Options. Each stock option shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the stock option grant. However, no stock option shall have a term in excess of ten (10) years measured from the stock option grant date.

C.      Effect of Termination of Service.

1.       Unless the applicable Stock Option Award Agreement or employment agreement provides otherwise (and in such case, the Stock Option Award Agreement or employment agreement shall govern as to the consequences of a termination of Service for such stock option awards subject to the subsection (C)), the following provisions shall govern the exercise of any stock options held by the Optionee at the time of cessation of Service or death:

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                                                                                                                                           (i)            Should the Optionee cease to remain in Service for any reason other than Disability or death, then the Optionee shall have a period of three (3) months following the date of such cessation of Service during which to exercise the vested portion of each outstanding stock option held by such Optionee and all unvested portions of any outstanding stock option award shall be forfeited without consideration as of the termination of Service date.

                                                                                                                                         (ii)            Should Optionee’s Service terminate by reason of Disability, then the Optionee shall have a period of twelve (12) months following the date of such cessation of Service during which to exercise the vested portion of each outstanding stock option held by such Optionee and all unvested portions of any outstanding stock option award shall be forfeited without consideration as of the termination of Service date.

                                                                                                                                        (iii)            If the Optionee dies while holding an outstanding stock option, then the personal representative of his or her estate or the person or persons to whom the stock option is transferred pursuant to the Optionee’s will or the laws of inheritance shall have a twelve (12)-month period following the date of the Optionee’s death to exercise the vested portion of such stock option and all unvested portions of any outstanding stock option award shall be forfeited without consideration as of the date of death.

                                                                                                                                       (iv)            Under no circumstances, however, shall any such stock option be exercisable after the specified expiration of the stock option term.

                                                                                                                                         (v)            During the applicable post-Service exercise period, the stock option may not be exercised in the aggregate for more than the number of vested shares for which the stock option is exercisable on the date of the Optionee’s cessation of Service. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the stock option term, the stock option shall terminate and cease to be outstanding for any vested shares for which the stock option has not been exercised.

2.       The Plan Administrator shall have the discretion, either at the time a stock option is granted or at any time while the stock option remains outstanding, provided that such time is prior to the forfeiture of the stock option, to:

                                                                                                                                           (i)            extend the period of time for which the stock option is to remain exercisable following Optionee’s cessation of Service or death from the limited period otherwise in effect for that stock option to such greater period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration of the stock option term, and/or

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                                                                                                                                         (ii)            permit the stock option to be exercised, during the applicable post-Service exercise period, not only with respect to the number of vested shares of Common Stock for which such stock option is exercisable at the time of the Optionee’s cessation of Service but also with respect to one or more additional installments in which the Optionee would have vested under the stock option had the Optionee continued in Service.

D.      Shareholder Rights. The holder of a stock option shall have no shareholder rights with respect to the shares subject to the stock option until such person shall have exercised the stock option, paid the exercise price and any applicable withholding taxes and become a holder of record of the purchased shares.

E.       Unvested Shares. The Plan Administrator shall have the discretion to grant stock options which are exercisable for unvested shares of Common Stock. Should the Optionee cease Service while holding such unvested shares, the Corporation shall have the right to repurchase, at the exercise price paid per share, all or (at the discretion of the Corporation and with the consent of the Optionee) any of those unvested shares. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right.

F.       First Refusal Rights. Until such time as the Common Stock is first registered under Section 12(g) of the 1934 Act, the Corporation shall have the right of first refusal with respect to any proposed disposition by the Optionee (or any successor in interest) of any shares of Common Stock issued under the Plan. Such right of first refusal shall be exercisable in accordance with the terms established by the Plan Administrator and set forth in the document evidencing such right.

G.      Limited Transferability of Stock Options. During the lifetime of the Optionee, the stock option shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or by the laws of descent and distribution following the Optionee’s death.

H.      Withholding. The Corporation’s obligation to deliver shares of Common Stock upon the exercise of any stock options granted under the Plan shall be subject to the satisfaction of all applicable federal, state and local income and employment tax withholding requirements.

II.                  INCENTIVE OPTIONS

The terms specified below shall be applicable to all Incentive Options. Except as modified by the provisions of this Section II, all the provisions of the Plan shall be applicable to Incentive Options. Stock options which are specifically designated as Non-Statutory Options shall not be subject to the terms of this Section II.

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A.      Eligibility. Incentive Options may only be granted to Employees.

B.      Exercise Price. The exercise price per share shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the stock option grant date.

C.      Dollar Limitation. The aggregate Fair Market Value of the shares of Common Stock (determined as of the respective date or dates of grant) for which one or more stock options granted to any Employee under the Plan (or any other stock option plan of the Corporation or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options during any one (1) calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two (2) or more such stock options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such stock options as Incentive Options shall be applied on the basis of the order in which such stock options are granted. If and to the extent that any shares of Common Stock are issued under a portion of any Incentive Option that exceeds the $100,000 limitation of Section 422 of the Code, such shares shall not be treated as issued under an Incentive Option notwithstanding any designation otherwise. Certain decisions, amendments, interpretations and actions by the Plan Administrator and certain actions by an Employee may cause an Incentive Option to cease to qualify as an Incentive Option pursuant to the Code and by accepting an Incentive Option the Employee agrees in advance to such disqualifying action taken by either the Employee, the Plan Administrator or the Corporation.

D.      10% Shareholder. If any Employee to whom an Incentive Option is granted is a 10% Shareholder, then the stock option term shall not exceed five (5) years measured from the stock option grant date.

III.               CORPORATE TRANSACTION

A.      The shares subject to each stock option outstanding under the Plan at the time of a Corporate Transaction shall automatically vest in full so that each such stock option shall, immediately prior to the effective date of the Corporate Transaction, become fully exercisable for all of the shares of Common Stock at the time subject to that stock option and may be exercised for any or all of those shares as fully vested shares of Common Stock. However, the shares subject to an outstanding stock option shall not vest on such an accelerated basis if and to the extent: (i) such stock option is assumed by the successor corporation (or parent thereof) in the Corporate Transaction and the Corporation’s repurchase rights with respect to the unvested stock option shares are concurrently assigned to such successor corporation (or parent thereof) or (ii) such stock option is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing on the unvested stock option shares at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to those unvested stock option shares or (iii) the acceleration of such stock option is subject to other limitations imposed by the Plan Administrator at the time of the stock option grant.

B.      All outstanding repurchase rights shall also terminate automatically, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Corporate Transaction, except to the extent: (i) those repurchase rights are assigned to the successor corporation (or parent thereof) in connection with such Corporate Transaction or (ii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is issued.

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C.      Immediately following the consummation of the Corporate Transaction, all outstanding stock options shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof).

D.      Each stock option which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction, had the stock option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to (i) the number and class of securities available for issuance under the Plan following the consummation of such Corporate Transaction and (ii) the exercise price payable per share under each outstanding stock option, provided the aggregate exercise price payable for such securities shall remain the same.

E.       The Plan Administrator shall have the discretion, either at the time the stock option is granted or at any time while the stock option remains outstanding, to provide for the automatic acceleration (in whole or in part) of one or more outstanding stock options (and the automatic termination of one or more outstanding repurchase rights, with the immediate vesting of the shares of Common Stock subject to those terminated rights) upon the occurrence of a Corporate Transaction, whether or not those stock options are to be assumed or replaced (or those repurchase rights are to be assigned) in the Corporate Transaction.

F.       The Plan Administrator shall also have full power and authority, either at the time the stock option is granted or at any time while the stock option remains outstanding, to structure such stock option so that the shares subject to that stock option will automatically vest on an accelerated basis should the Optionee’s Service terminate by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of any Corporate Transaction in which the stock option is assumed and the repurchase rights applicable to those shares do not otherwise terminate. Any such stock option shall remain exercisable for the fully vested stock option shares until the earlier of (i) the expiration of the stock option term or (ii) the expiration of the one (1)-year period measured from the effective date of the Involuntary Termination. In addition, the Plan Administrator may provide that one or more of the outstanding repurchase rights with respect to shares held by the Optionee at the time of such Involuntary Termination shall immediately terminate on an accelerated basis, and the shares subject to those terminated rights shall accordingly vest.

G.      The portion of any Incentive Option accelerated in connection with a Corporate Transaction shall remain exercisable as an Incentive Option only to the extent the applicable One Hundred Thousand Dollar limitation is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such stock option shall be exercisable as a Non-Statutory Option under the Federal tax laws.

H.      The grant of stock options under the Plan shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

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IV.                CANCELLATION AND REGRANT OF STOCK OPTIONS

The Plan Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected stock option holders, the cancellation of any or all outstanding stock options under the Plan and to grant in substitution therefor new stock options covering the same or different number of shares of Common Stock but with an exercise price per share based on the Fair Market Value per share of Common Stock on the new stock option grant date.

Article Three
STOCK ISSUANCE PROGRAM

I.                    STOCK ISSUANCE TERMS

Shares of Common Stock may be issued under the Stock Issuance Program through direct and immediate issuances without any intervening stock option grants. Each such stock issuance shall be evidenced by a Stock Issuance Agreement which complies with the terms specified below.

A.      Purchase Price.

1.       The purchase price per share shall be fixed by the Plan Administrator but shall not be less than eighty-five percent (85%) of the Fair Market Value per share of Common Stock on the issue date. However, the purchase price per share of Common Stock issued to a 10% Shareholder shall not be less than one hundred and ten percent (110%) of such Fair Market Value.

2.       Shares of Common Stock may be issued under the Stock Issuance Program for any of the following items of consideration which the Plan Administrator may deem appropriate in each individual instance:

                                                                                                                                           (i)            cash or check made payable to the Corporation;

                                                                                                                                         (ii)            past services rendered to the Corporation (or any Parent or Subsidiary); or

                                                                                                                                        (iii)            a promissory note as described in Section I of Article Four.

B.      Vesting Provisions.

1.       Shares of Common Stock issued under the Stock Issuance Program may, in the discretion of the Plan Administrator, be fully and immediately vested upon issuance or may vest in one or more installments over the Participant’s period of Service or upon attainment of specified performance objectives.

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2.       Any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to the Participant’s unvested shares of Common Stock by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration shall be issued subject to (i) the same vesting requirements applicable to the Participant’s unvested shares of Common Stock and (ii) such escrow arrangements as the Plan Administrator shall deem appropriate.

3.       The Participant shall have full shareholder rights with respect to any shares of Common Stock issued to the Participant under the Stock Issuance Program, whether or not the Participant’s interest in those shares is vested. Accordingly, the Participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares.

4.       Should the Participant cease to remain in Service while holding one or more unvested shares of Common Stock issued under the Stock Issuance Program or should the performance objectives not be attained with respect to one or more such unvested shares of Common Stock, then those shares shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further shareholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the Participant for consideration paid in cash or cash equivalent (including the Participant’s purchase-money indebtedness), the Corporation shall repay to the Participant the cash consideration paid for the surrendered shares and shall cancel the unpaid principal balance of any outstanding purchase-money note of the Participant attributable to such surrendered shares.

5.       The Plan Administrator may in its discretion waive the surrender and cancellation of one or more unvested shares of Common Stock (or other assets attributable thereto) which would otherwise occur upon the non-completion of the vesting schedule applicable to such shares. Such waiver shall result in the immediate vesting of the Participant’s interest in the shares of Common Stock as to which the waiver applies. Such waiver may be effected at any time, whether before or after the Participant’s cessation of Service or the attainment or non-attainment of the applicable performance objectives.

II.                  CORPORATE TRANSACTION

A.      Upon the occurrence of a Corporate Transaction, all outstanding repurchase rights under the Stock Issuance Program shall terminate automatically, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, except to the extent: (i) those repurchase rights are assigned to the successor corporation (or parent thereof) in connection with such Corporate Transaction or (ii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is issued.

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B.      The Plan Administrator shall have the discretionary authority, exercisable either at the time the unvested shares are issued or any time while the Corporation’s repurchase rights with respect to those shares remain outstanding, to provide that those rights shall automatically terminate on an accelerated basis, and the shares of Common Stock subject to those terminated rights shall immediately vest, in the event the Participant’s Service should subsequently terminate by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of any Corporate Transaction in which those repurchase rights are assigned to the successor corporation (or parent thereof).

III.               SHARE ESCROW/LEGENDS

Unvested shares may, in the Plan Administrator’s discretion, be held in escrow by the Corporation until the Participant’s interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing those unvested shares.

Article Four
MISCELLANEOUS

I.                    FINANCING

The Plan Administrator may permit any Optionee or Participant to pay the stock option exercise price or the purchase price for shares issued to such person under the Plan by delivering a full-recourse, interest-bearing promissory note payable in one or more installments and secured by the purchased shares. However, any promissory note delivered by a consultant must be secured by property in addition to the purchased shares of Common Stock. In no event shall the maximum credit available to the Optionee or Participant exceed the sum of (i) the aggregate stock option exercise price or purchase price payable for the purchased shares plus (ii) any federal, state and local income and employment tax liability incurred by the Optionee or the Participant in connection with the stock option exercise or share purchase.

II.                  EFFECTIVE DATE AND TERM OF PLAN

A.      The Plan shall become effective when adopted by the Board.

B.      The Plan shall terminate upon the earliest of (i) the expiration of the ten (10) year period measured from the date the Plan is adopted by the Board, (ii) the date on which all shares available for issuance under the Plan shall have been issued or (iii) the termination of all outstanding stock options in connection with a Corporate Transaction. All stock options and unvested stock issuances outstanding at that time under the Plan shall continue to have full force and effect in accordance with the provisions of the documents evidencing such stock options or issuances.

III.               AMENDMENT OF THE PLAN

A.      The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects. However, no such amendment or modification shall adversely affect the rights and obligations with respect to stock options or unvested stock issuances at the time outstanding under the Plan unless the Optionee or the Participant consents to such amendment or modification. In addition, certain amendments may require shareholder approval pursuant to applicable laws and regulations.

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B.      To the extent permitted by applicable law, stock options may be granted under the Option Grant Program and shares may be issued under the Stock Issuance Program which are in each instance in excess of the number of shares of Common Stock then available for issuance under the Plan, provided any excess shares actually issued under those programs shall be held in escrow until there is obtained shareholder approval of an amendment sufficiently increasing the number of shares of Common Stock available for issuance under the Plan. If such shareholder approval is not obtained within twelve (12) months after the date the first such excess issuances are made, then (i) any unexercised stock options granted on the basis of such excess shares shall terminate and cease to be outstanding and (ii) the Corporation shall promptly refund to the Optionees and the Participants the exercise or purchase price paid for any excess shares issued under the Plan and held in escrow, together with interest (at the applicable Short Term Federal Rate) for the period the shares were held in escrow, and such shares shall thereupon be automatically cancelled and cease to be outstanding.

IV.                USE OF PROCEEDS

Any cash proceeds received by the Corporation from the sale of shares of Common Stock under the Plan shall be used for general corporate purposes.

V.                  WITHHOLDING

The Corporation’s obligation to deliver shares of Common Stock upon the exercise of any stock options or upon the issuance or vesting of any shares issued under the Plan shall be subject to the satisfaction of all applicable federal, state and local income and employment tax withholding requirements.

VI.                LIMITATIONS ON RIGHTS

A.      Retention Rights. Neither the Plan nor any award granted under the Plan shall be deemed to give any individual a right to remain in Service as an Employee, consultant, or non-employee director of the Corporation, a Parent or a Subsidiary or to receive any future awards under the Plan. The Corporation and its Parents and Subsidiaries reserve the right to terminate the Service of any person at any time, and for any reason, subject to applicable laws, the Corporation's articles of incorporation and bylaws and a written employment agreement (if any).

B.      Regulatory Approvals. The implementation of the Plan, the granting of any stock options under the Plan and the issuance of any shares of Common Stock (i) upon the exercise of any stock option or (ii) under the Stock Issuance Program shall be subject to the Corporation’s procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the stock options granted under it and the shares of Common Stock issued pursuant to it.

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C.      Clawback Policy. The Corporation may (i) cause the cancellation of any award, (ii) require reimbursement of any award by a Participant or Optionee and (iii) effect any other right of recoupment of equity or other compensation provided under this Plan or otherwise in accordance with Corporation policies and/or applicable law (each, a “Clawback Policy”). In addition, a Participant or Optionee may be required to repay to the Corporation certain previously paid compensation, whether provided under this Plan or an award agreement or otherwise, in accordance with the Clawback Policy.

VII.             NO EMPLOYMENT OR SERVICE RIGHTS

Nothing in the Plan shall confer upon the Optionee or the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of the Optionee or the Participant, which rights are hereby expressly reserved by each, to terminate such person’s Service at any time for any reason, with or without cause.

APPENDIX

The following definitions shall be in effect under the Plan:

A.                  Board shall mean the Corporation’s Board of Directors.

B.                  California Participants shall mean a Participant or Optionee whose award under the Plan was issued in reliance on Section 25102(o) of the California Corporation Code.

C.                  Code shall mean the Internal Revenue Code of 1986, as amended.

D.                  Committee shall mean a committee of two (2) or more Board members appointed by the Board to exercise one or more administrative functions under the Plan.

E.                   Common Stock shall mean the Corporation’s common stock.

F.                   Corporate Transaction shall mean either of the following shareholder-approved transactions to which the Corporation is a party:

                                                       (i)            a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

                                                     (ii)            the sale, transfer or other disposition of all or substantially all of the Corporation’s assets in complete liquidation or dissolution of the Corporation.

G.                  Corporation shall mean Rich Pharmaceuticals, Inc., a Nevada corporation.

H.                  Disability shall mean the inability of the Optionee or the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can expected to last for a continuous period of not less than twelve (12) months and shall be determined by the Plan Administrator on the basis of such medical evidence as the Plan Administrator deems warranted under the circumstances.

I.                    Employee shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

J.                    Exercise Date shall mean the date on which the Corporation shall have received written notice of the stock option exercise.

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K.                  Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

                                                       (i)            If the Common Stock is at the time traded on the Nasdaq National Market, quoted on the OTCBB, quoted on the OTCQB, quoted on the pink sheets then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market or any successor system, or at the last price traded in the over-the-counter market that is reported by the OTCBB, OTCQB or pink sheets. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

                                                     (ii)            If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

                                                    (iii)            If the Common Stock is at the time neither listed on any Stock Exchange nor traded on the Nasdaq National Market, nor quoted on the OTCBB, nor quoted on the OTCQB, nor quoted on the pink sheets then the Fair Market Value shall be determined by the Plan Administrator after taking into account such factors as the Plan Administrator shall deem appropriate including the pricing of any recent capital raising the company has completed or is proposed to complete.

L.                   Incentive Option shall mean a stock option which satisfies the requirements of Code Section 422.

M.                 Involuntary Termination shall mean the termination of the Service of any individual which occurs by reason of:

                                                       (i)            such individual’s involuntary dismissal or discharge by the Corporation for reasons other than Misconduct, or

                                                     (ii)            such individual’s voluntary resignation following (A) a change in his or her position with the Corporation which materially reduces his or her level of responsibility, (B) a reduction in his or her level of compensation (including base salary, fringe benefits and target bonuses under any corporate-performance based bonus or incentive programs) by more than fifteen percent (15%) or (C) a relocation of such individual’s place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected without the individual’s consent.

N.                  Misconduct shall mean the commission of any act of fraud, embezzlement or dishonesty by the Optionee or Participant, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Corporation (or any Parent or Subsidiary) may consider as grounds for the dismissal or discharge of any Optionee, Participant or other person in the Service of the Corporation (or any Parent or Subsidiary).

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O.                  1934 Act shall mean the Securities Exchange Act of 1934, as amended.

P.                   Non-Statutory Option shall mean a stock option that is not an Incentive Option.

Q.                  Option Grant Program shall mean the stock option grant program in effect under the Plan.

R.                  Optionee shall mean any person to whom a stock option is granted under the Plan.

S.                   Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

T.                   Participant shall mean any person who is issued shares of Common Stock under the Stock Issuance Program.

U.                  Plan shall mean this Rich Pharmaceuticals, Inc. 2013 Stock Option/Stock Issuance Plan as it may be amended from time to time.

V.                  Plan Administrator shall mean either the Board or the Committee acting in its capacity as administrator of the Plan.

W.                 Service shall mean the provision of services to the Corporation (or any Parent or Subsidiary) by a person in the capacity of an Employee, a non-employee member of the board of directors or a consultant, except to the extent otherwise specifically provided in the documents evidencing the stock option grant.

X.                  Stock Exchange shall mean either the American Stock Exchange or the New York Stock Exchange.

Y.                  Stock Issuance Agreement shall mean the written agreement entered into by the Corporation and the Participant at the time of issuance of shares of Common Stock under the Stock Issuance Program.

Z.                   Stock Issuance Program shall mean the stock issuance program in effect under the Plan.

AA.              Stock Option Award Agreement shall mean the written agreement described in Article Two, Section I evidencing each award of a stock option under the Plan.

BB.              Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

CC.              10% Shareholder shall mean the owner of stock (as determined under Code Section 424(d)) possessing more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Corporation (or any Parent or Subsidiary).

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